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                                                                 EXHIBIT 10.116

                                   [RCI LOGO]

                          OWNERS ASSOCIATION AGREEMENT

        This OWNERS ASSOCIATION AGREEMENT ("Agreement") is made and entered into at Indianapolis, Indiana, by and between RESORT CONDOMINIUMS INTERNATIONAL, INC., an Indiana corporation having offices and its principal place of business at One RCI Plaza, 3502 Woodview Trace, Indianapolis, Indiana,
U.S.A. ("RCI"),                           , an owners association comprised of
the owners of Timeshare Interests at the Resort, having its principal place of business at 4310 Paradise Road, Las Vegas, Nevada 89109-6597, ("Association").

                                    RECITALS

A. RCI makes available the RCI Exchange Program to individuals who purchase or acquire Timeshare Interests in RCI Affiliated Resorts.

B. Association represents owners of Timeshare Interests at the resort project(s) described as follows: Name, location and street address of each Resort project affiliated hereby:
        (use additional sheets if necessary)





C. Association has submitted to RCI an Application for Affiliation, a copy of which is incorporated by reference herein in its entirety, and desires the Resort to become an RCI Affiliated Resort, and for Association to offer to Purchasers and owners of Timeshare Interests in the Resort the opportunity to become RCI Members and to be eligible to participate in the RCI Exchange Program.

D. RCI desires the Resort to become an RCI Affiliated Resort and for Association to perform services and duties associated with the RCI Exchange Program in accordance with the terms and conditions of this Agreement.

        NOW THEREFORE, in consideration of the mutual covenants and obligations contained in this Agreement, the parties hereby agree as follows:

                            ARTICLE I -- DEFINITIONS

        For the purposes of this Agreement, the terms listed below shall, unless the context otherwise requires, bear the following meanings:

1.1 APPLICATION FOR AFFILIATION: The Association's Application for Resort Affiliation, including any attachments thereto, which is required to be submitted by Association to RCI in connection with this Agreement.

1.2 CONFIRMED EXCHANGE: RCI's written or oral notification to the Resort and RCI Member or Exchange Guest that accommodations at the Resort or another resort have been reserved for use by the RCI Member or Exchange Guest.

1.3 ENROLLMENT APPLICATION: The form of application from time to time prescribed by RCI for the enrollment of Purchasers in the RCI Exchange Program.

1.4 EXCHANGE GUEST(S): Person(s) who have received a Confirmed Exchange to the Resort from RCI.

1.5 MARKS: Those trademarks set forth below, or other trademarks as may be included and licensed by RCI to Association from time to time.
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1.6     PRESALE:  That status where the Resort or a Unit at the Resort is under construction, renovation or refurbishment and is considered by RCI to be not ready for occupancy by an Exchange Guest(s).

1.7 PROSPECTIVE PURCHASER: Prospective purchasers of a Timeshare Interest or other interest at the Resort or any other RCI Affiliated Resort.

1.8 PURCHASERS: Persons who purchase Timeshare Interests in the Resort, including persons who are already RCI Members at time of purchase.

1.9 RCI AFFILIATED RESORTS: Resorts subject to resort affiliation agreements with RCI, including those resorts described in Recital B.

1.10 RCI EXCHANGE PROGRAM: RCI's program of facilitating the exchange of Timeshare Interests.

1.11 RCI PROCEDURES MANUAL: Any manual(s) of policies and/or procedures for Associations as published and amended by RCI from time to time.

1.12 RCI SUBSCRIBING MEMBERS OR RCI MEMBERS: Purchasers whose Enrollment Applications are accepted by RCI and who comply with the Terms and Conditions of RCI Membership.

1.13 RCI SUBSCRIPTION FEE: The annual fee from time to time payable by RCI Members in respect of RCI's directory, magazine(s) or other publications and such other benefits incident to the subscription.

1.14 RCI TERMS AND CONDITIONS: Those terms and conditions of RCI membership contained in RCI's Endless Vacation Special Resort Edition magazine as amended from time to time by RCI in its discretion.

1.15 RESELLERS: Any brokers, marketers, marketing companies or management companies engaged by Association.

1.16 RESORT: The resort project(s) or other lodging or vacation accommodation(s): (1) described in Recital B and (2) all subsequent buildings or phases of the resort project(s) or other lodging or vacation accommodation(s) which meet RCI standards.

1.17 TIMESHARE INTERESTS: Possessory, occupancy or usage rights in timeshare resorts or other lodging or vacation accommodation(s), whole-owner condominiums or similar vacations ownership plans.

1.18 UNIT: A unit of accommodation of movable or immovable property designed for separate occupancy in connection with the use of a Timeshare Interest.

                   ARTICLE 2 -- RCI'S DUTIES AND OBLIGATIONS

2.1 PROVIDE EXCHANGE PROGRAM. RCI shall make the RCI Exchange Program available to RCI Subscribing Members and perform its functions with respect to the RCI Exchange Program in accordance with its obligations under this Agreement, the RCI Terms and Conditions of Membership and the RCI Procedures Manual.

2.2 PROCESS ENROLLMENT APPLICATIONS. RCI shall process, promptly and fairly, Enrollment Applications and will notify Association if RCI rejects an Enrollment Application.

2.3 FEES. If an Enrollment Application is rejected by RCI or is canceled by the Purchaser as a result of the Purchaser's cancellation or recission of a contract to purchase a Timeshare Interest, RCI will refund fees previously remitted to RCI which correspond to such rejected or canceled Enrollment Application in accordance with the procedures set forth in the RCI Procedures Manual.

2.4 MATERIALS. RCI, will provide to Association a sufficient quantity of forms as required by RCI to administer the RCI Exchange Program at no charge. Association may order and shall pay RCI's published rates for additional materials such as the Endless Vacation Special Resort Edition, the RCI Disclosure Guide to Vacation Exchange and other materials to distribute as may be required by law.

                     ARTICLE 3 -- ASSOCIATION'S OBLIGATIONS

3.1 ENROLLMENT APPLICATION AND FEES. If Association or its Resellers offer Timeshare Interests in the Resort to Purchasers or Prospective Purchasers, it agrees it shall on a weekly basis and no later than thirty (30) days after a Purchaser's date of purchase:

        3.1.1 submit to RCI a fully completed Enrollment Application for each new Purchaser;

        3.1.2 pay to RCI in a form acceptable to RCI and without setoff or deduction, a sum equal to the number of Purchasers since the last payment was made multiplied by the applicable fee(s) required for each Purchaser; and

        3.1.3   submit a sales report in a form prescribed by RCI.

3.2 PROMOTION OF EXCHANGE PROGRAM. Association shall, in a manner that complies with the terms of this Agreement and the RCI Procedures Manual, promote RCI and the RCI Exchange Program to owners of Timeshare Interests in the Resort. Such efforts shall include but not be limited to:

        3.2.1 distributing or arranging for the distribution of the Endless Vacation Special Resort Edition magazine to all new Purchasers at the Resort;

        3.2.2 making the Endless Vacation Special Resort Edition magazine and Enrollment Applications available to all Purchasers and owners of Timeshare Interests in the Resort; and

        3.2.3   encouraging continued membership in the RCI Exchange Program.


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3.3     MINIMUM PERFORMANCE REQUIREMENT.  Association acknowledges that if its enrolled membership is not more than one hundred (100), it is not economically viable for RCI to maintain the Affiliation, and this Agreement is likewise terminable at the sole option and discretion of RCI upon sixty (60) days notice to Association.

3.4 PHOTOGRAPHS, NAMES AND LOGOS. Association agrees to provide to RCI at least two (2) photographs or representative images of the Resort. Association agrees that these images, along with the name(s) and logo(s) of the Resort, are for non-exclusive use by RCI or its licensees, at RCI's sole discretion, for the promotion of the RCI Exchange Program. Association represents and warrants to RCI that: (a) Association owns, has acquired or licensed the trademark and copyright rights in and to such images, names and logos and (b) Association has obtained, and has on file at its office, releases or consents from or for every person, entity or thing as may be required by law or otherwise for the reproduction of each such photograph or image as contemplated herein. Further, Association hereby releases, discharges and agrees to indemnify and hold RCI harmless from and against any and all liability, demand, claim, cost, expense, loss or damage (including attorneys' fees) caused by or arising from the reproduction and distribution of such images or use of such images, names or logos. This indemnification and hold harmless provision shall survive the termination of this Agreement for all applicable statutes of limitation.

3.5     MANAGEMENT DUTIES.  Association agrees:

        3.5.1 on RCI's request, to promote new services and benefits provided by RCI to RCI Members;

        3.5.2 to perform services and other duties associated with the operation of the RCI Exchange Program in accordance with the RCI Procedures Manual and other materials furnished to it by RCI from time to time;

        3.5.3 to maintain high qualitative and managerial standards throughout the Resort (including maintenance of an efficient and effective reservations system) and in particular to maintain high standards of hospitality, service, cleanliness, maintenance and appearance and a comprehensive maintenance program;

        3.5.4 to operate its business in a commercially reasonable fashion that will enable it to meet its obligations;

        3.5.5   to honor all Confirmed Exchanges at the Resort;

        3.5.6 to provide all RCI Members and Exchange Guests with the services and facilities referred to in the Application for Affiliation and this Agreement;

        3.5.7 to provide all RCI Members and Exchange Guests with the same rights and privileges at the same rates afforded generally to Purchasers at the Resort;

        3.5.8 to act in a reasonable and co-operative manner to satisfy any complaints;

        3.5.9 to the extent permissible by law, to submit to RCI upon RCI's request, not to exceed once annually, a report containing the name, current billing address and current ownership information for each Purchaser at the Resort. This report shall be current as of one month prior to the date such report is submitted to RCI;

        3.5.10 not to require Exchange Guests staying at the Resort to attend a sales presentation;

        3.5.11 to collect any bed tax, transient occupancy tax or other local rate tax or charge on use or occupancy of the Resort's accommodations from owners of the Timeshare Interests at the Resort, unless the imposition of such tax is precluded by law, in which case to collect the applicable taxes from Exchange Guests;

        3.5.12 to provide RCI with Certificates of Insurance reflecting: (1) those property and casualty coverages in effect as described in
                Section 5.3.3 and (2) naming RCI as an additional insured under such general liability policy as required by Section 5.3.3; and

        3.5.13 to inform RCI before the appointment or replacement of any management and/or maintenance company relating to the Resort (whose appointment shall not, for the avoidance of doubt, affect the Association's obligations of management and maintenance of the Resort).

3.6 CHANGE IN INFORMATION. Association agrees to immediately notify RCI of any change in any information set forth in the Application for Affiliation or of any other fact or circumstances affecting the operation of the RCI Exchange Program with respect to the Resort.

3.7 NON-INTERFERENCE. During the term of this Agreement and following its termination, Association shall not in any manner:

        3.7.1 encourage any Purchaser or any other timeshare owner or RCI Member, to modify, amend, rescind, contravene or cancel their RCI membership;

        3.7.2 encourage any owners association, club, developer or RCI Affiliated Resort to modify, amend, rescind, contravene or cancel its affiliation agreement with RCI; or

        3.7.3 interfere or facilitate interference in any respect with the contractual relationship between RCI (including any RCI subsidiary, parent, associated or affiliated company or other entity in which RCI or its principal holds a controlling ownership interest) and any party contracting with RCI.

3.8 NON-DISCLOSURE. During the term of this Agreement and after its termination, Association agrees that it shall not use for its own benefit
(other than as permitted under this Agreement) or disclose to any third party, directly or indirectly, any information with respect to: (a) the terms of this Agreement or this Agreement's prior drafts or documents used in this Agreement's negotiations, (b) any proposals produced by RCI and distributed to Association,
(c) any RCI proprietary information (including but not limited to any trade secrets, any confidential business information not readily available to the general public, or any confidential information regarding the operation of the RCI Exchange Program) to which it may be privy, (d) RCI membership numbers or exchange activity of any RCI Member or


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Exchange Guest, or (e) the names, addresses or telephone numbers of RCI
Members. However, disclosure of the terms of this Agreement may be permitted where such disclosure is required by law, provided that Association gives RCI at least twenty (20) days written notice prior to such disclosure. Notwithstanding the above, Association agrees that direct or indirect disclosure of any of the above information to any other exchange company, timeshare or vacation ownership developer or timeshare owners association is expressly prohibited by this Section under any circumstances.

3.9     DENIAL OF ACCESS.

        3.9.1 If Association fails to honor a Confirmed Exchange into the Resort or if an Exchange Guest is otherwise denied access to a unit at the Resort for which that Exchange Guest has a Confirmed Exchange, then Association shall immediately and at its own expense secure alternative accommodations of similar size and quality for the same time period for the Exchange Guest and shall reimburse RCI for any costs incurred by RCI in connection with such failure to honor the Confirmed Exchange or such denial of access.

        3.9.2 Neither Association nor RCI shall have any obligation to secure alternate accommodations for an Exchange Guest arriving at the Resort during an interval other than that for which the Exchange Guest has been confirmed by RCI.

                    ARTICLE 4 -- RELATIONSHIP OF THE PARTIES

4.1 REPRESENTATION OF RELATIONSHIP. Association shall fully and accurately describe the RCI Exchange Program and Association's relationship with RCI to Prospective Purchasers, Purchasers and owners of Timeshare Interests in the Resort. To this end, Association:

        4.1.1 shall not misrepresent in any way the RCI Exchange Program to Purchasers, Prospective Purchasers or owners of Timeshare Interests in the Resort, nor make any representation which could lead to any confusion on the part of any Purchaser, Prospective Purchaser or owner of Timeshare Interests in the Resort as to the RCI Exchange Program or the services and benefits offered in connection therewith;

        4.1.2 shall deliver, in writing and in easily readable print, and prior to the execution of any contract for purchase, the following or substantially similar language to Prospective Purchasers or Purchasers:

                RCI conducts an exchange program made available to purchasers at this resort. No joint venture, partnership or contract of agency exists between RCI and the owners association of this resort; however the owners association of this resort is a party to an agreement with RCI through which the owners association submits applications on behalf of purchasers to become members of RCI's Exchange Program. RCI's responsibility for representations concerning the RCI Exchange Program is limited to those representations made in materials supplied by RCI. While it is anticipated that the owners association of this resort and RCI will maintain an ongoing relationship, there is no assurance that the agreement between the owners association of this resort and RCI will continue. Similarly, RCI makes no representations as to the continued viability of this resort. Your decision to purchase should be based primarily upon the benefits to be gained from ownership and use of your timeshare interests in the resort and not upon the RCI Exchange Program.

        4.1.3 shall not amend, summarize, change or modify any material supplied by RCI without RCI's prior written consent, or delete, alter or obscure any proprietary notice or legend contained thereon.

        4.1.4 shall not use the name, photograph or image of any other RCI Affiliated Resort or any other resort or hotel in any material to be used in a sales presentation. Further, those names, photographs and images may not be used in any other manner without obtaining the prior written consent of: (a) RCI, (b) the owner of such other RCI Affiliated Resort or other resort, hotel, or other lodging or vacation accommodation (c) the owner of the copyright in the photograph or image, and (d) any other person whose permission is legally required to use such name, photograph or image. SEE ATTACHED ADDENDUM

        4.1.5 shall not offer the RCI Exchange Program as an investment, in conjunction with the sale of a security, through an emphasis on any profit or appreciation, or in connection with any rental pool; and

        4.1.6 shall not promote the RCI Exchange Program or other services available from RCI as the main or principal reason for purchase of any Timeshare Interest nor represent Association's affiliation to the RCI Exchange Program as a warranty or indication of the Association's or Resort's status or condition.

4.2     ACKNOWLEDGEMENT.  Association acknowledges that:

        4.2.1 RCI has the right to accept or reject any Enrollment Application submitted to it; and

        4.2.2 It shall have each Purchaser at the Resort who chooses not to become an RCI Member acknowledge in writing that he understands that he does not become an RCI Member unless an appropriate Enrollment Application is tendered to and accepted by RCI and the appropriate fees are received by RCI.


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4.3     APPOINTMENT OF RESELLERS.  Association will insure that Resellers do not make any representations related to RCI or the RCI Exchange Program in connection with the sale of Timeshare Interests in the Resort unless and until the Association requests and receives RCI's approval to sublicense to the particular Reseller(s) the right to use the RCI Marks and RCI materials for the sole purpose of promoting the RCI Exchange Program and obtaining RCI Enrollment Application Forms on the Association's behalf. RCI will grant such approval only upon fulfillment of the following conditions:

        4.3.1 Association gives RCI at least thirty (30) days prior written notice of its intent to engage the Reseller for the above purposes;

        4.3.2 Association provides RCI with its thirty (30) day notice a copy of its proposed agreement with the Reseller, which agreement shall contain the same trademark provisions as contained in this Agreement, including but not limited to those in Section 4.3.5 and Article 6 herein;

        4.3.3 Association provides RCI with its thirty (30) day notice a Reseller's Acknowledgement in the form required by RCI from time to time;

        4.3.4 Association acknowledges and agrees that RCI may, at any time during the thirty (30) day notice period referred to above: (a) request additional information regarding the Reseller from Association; and (b) refuse at its sole discretion to grant Association's request for approval to sublicense to Reseller the right to use the RCI Marks and RCI materials for the sole purpose of promoting the RCI Exchange Program and obtaining RCI Enrollment Application Forms on the Association's behalf. If notice of refusal from RCI is not given during such thirty (30) day period, Association may grant the Reseller a sublicense as described herein;

        4.3.5 Association acknowledges and agrees that immediately on termination of this Agreement, the Reseller shall cease using RCI Marks and RCI materials, cease promoting the RCI Exchange Program, and further cease obtaining RCI Enrollment Application Forms. Association shall notify all Resellers in writing of such termination and Association shall collect all RCI materials, all materials bearing one or more of the RCI Marks, and all RCI Enrollment Application Forms held by or on behalf of all Resellers. Association agrees that it will promptly notify RCI in writing of the Reseller's cessation of the previously authorized activities and will certify to RCI that it has collected all such materials from the Reseller. Association shall be liable to RCI for all acts or omissions of the Reseller arising out of any such failure to timely cease such activities and any damages which RCI may suffer as a result of Reseller's activities following termination will be covered under the Association's obligation to indemnify RCI as set forth in this Agreement.

        4.3.6 Association acknowledges and agrees that, RCI, in addition to any other rights it may enjoy under this Agreement hereby reserves the right to require termination of the Reseller in the event Reseller engages in any act or omission which would constitute a breach of this Agreement if committed by Association.

4.4 RESPONSIBILITIES OF ASSOCIATION. Association acknowledges and agrees that, the appointment of Resellers notwithstanding, it is and remains at all times directly and primarily responsible for (a) the submission to RCI of RCI Enrollment Applications and fees; (b) the content and correctness of RCI Enrollment Applications; (c) all acts or omissions or Resellers; and (d) ensuring that any and all Resellers fully comply with the terms of this Agreement.

          ARTICLE 5 -- ACKNOWLEDGEMENTS, REPRESENTATIONS AND WARRANTIES

5.1     ACKNOWLEDGEMENTS.  Association acknowledges and agrees that:

        5.1.1 it will offer the RCI Exchange Program only to Purchasers or owners of Timeshare Interests in the Resort(s) identified in Recital B;

        5.1.2 it will not offer the RCI Exchange Program to Purchasers or owners of Timeshare Interests at any other resort without entering into a separate Agreement with RCI for such resort or adding such resort to this Agreement by Addendum;

        5.1.3 RCI memberships are available to natural persons, and if a Timeshare Interest is purchased by a corporation, partnership or other business entity, RCI membership must be in the name of the natural person authorized by such entity to utilize the purchased Timeshare Interest;

        5.1.4 through the RCI Exchange Program, RCI has the right to confirm any individuals into Units at the Resort which have been deposited with RCI provided, however, such Exchange Guests comply with the rules and regulations of the Resort;

        5.1.5 the RCI Terms and Conditions, including but not limited to the services and benefits provided by RCI to RCI Members, exchange privileges, the practices, procedures and priorities for effecting exchanges and the fees payable by RCI Members govern the relationship between RCI and RCI Members, and may be changed by RCI from time to time in its discretion;

        5.1.6 the use of RCI Guest Certificates is personal to RCI Members and no commercial use of RCI Guest Certificates may be made by Purchasers, Association, or any or Association's officers, directors, employees, sales representatives, brokers or agents;

        5.1.7 RCI has the right to inspect the Resort and the sales records of Association with respect to the Resort upon reasonable notice and during regular business hours;

        5.1.8 Association shall not assign or sublicense any or all or its rights under this Agreement to any person without RCI's prior written approval and any such attempted assignment of sublicense shall be null and void;

        5.1.9 RCI may assign its rights and duties under this Agreement or any Enrollment Application or agreement with an RCI Member in which case this Agreement shall remain in full force and effect; and


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        5.1.10  except for sales in the ordinary course of business to
                Purchasers for use other than a commercial use, it will not transfer any interest in the Resort unless the transferee agrees to be bound by the terms and conditions of this Agreement in the same manner as the Association hereunder.

5.2     ACKNOWLEDGEMENT OF RELATIONSHIP.  Association hereby acknowledges that:

        5.2.1   it has no power to bind RCI in any manner;

        5.2.2 Association and Resort are independent and outside the control of RCI and that nothing in this Agreement creates a relationship of agency, employment, partnership or joint venture between RCI and the Association;

        5.2.3 the product(s) of Association (including but not limited to Timeshare Interests) are separate and distinct from the services offered through the RCI Exchange Program; and

        5.2.4 it is not relying on RCI or the RCI Exchange Program for the sale of its product(s).

5.3 REPRESENTATIONS AND WARRANTIES. Association represents and warrants to RCI that:

        5.3.1 the statements made by it in the Application for Affiliation are not misleading and are true and correct in all material respects and that all the facilities referred to in the Application for Affiliation will be available to Exchange Guests in the manner described in the Application for Affiliation;

        5.3.2 it owns or has the legal right to convey Timeshare Interests to Purchasers;

        5.3.3 it maintains with a reputable insurer property and casualty insurance to cover loss or damage to the Resort, as well as general liability insurance naming RCI as an additional insured in an amount sufficient to cover its risk;

        5.3.4 it has thoroughly examined the RCI Exchange Program as set forth in the RCI Procedures Manual and other materials furnished to it by RCI and that it is familiar with the operation of the RCI Exchange Program;

        5.3.5 except as previously disclosed in writing to RCI, there is no litigation, proceeding, claim, complaint, investigation or similar action pending or threatened against it which would materially and adversely affect the performance of its obligations or the continued operation of the Resort;

        5.3.6 by entering into this Agreement, it will not be in breach of the provisions of any other agreement, lease, charter, by-law or any other instrument or obligation;

        5.3.7 it is in compliance with all applicable laws, rules and regulations; and

        5.3.8 the execution of this Agreement has been duly authorized by all necessary actions, the persons executing this Agreement are authorized to do so and this Agreement constitutes its legal and binding obligation.

The representations and warranties contained herein are of a continuing nature, and unless otherwise disclosed to RCI in writing, shall be considered reaffirmed by Association with each submission of Enrollment Applications.

                            ARTICLE 6 -- TRADEMARKS

6.1 LICENSE. Upon the terms and conditions of this Agreement, and the policies and procedures established by RCI from time to time governing the use of the Marks, RCI grants to Association a non-exclusive license to use the Marks only on and in connection with its services in promotion the RCI Exchange Program, submitting Enrollment Applications of Purchasers at the Resort to RCI, and coordinating activities and performing services associated with the operation of the RCI Exchange Program at the Resort. Association shall not use or permit use of the Marks, in whole or in part, on or in connection with any other business, including but not limited to travel related services, financing services, reservation services, resort management services or resort rental enterprises. Except as expressly provided herein at Section 4.3, Association shall not permit or authorize any other person or entity or any kind to use the Marks in any manner.

6.2 ACKNOWLEDGEMENT. Association acknowledges that: (a) RCI is the owner in the Unites Sates and various other countries of the Marks, and (b) RCI has the right to exclude others from using the Marks or any variant or combination of the Marks determined to be confusingly similar to the Marks. Association shall not register or attempt to register the Marks or any other trademark or tradename confusingly similar to one or more of the Marks in its own name or that of any person or entity. Further, Association shall not contest to the validity of the Marks or any registration of the Marks by RCI.

6.3 QUALITY AND CONTROL. RCI has the right to control all uses of the Marks. Association agrees to maintain such quality standards for its services, in connection with which the Marks are used, equal to the quality of services of RCI. Association may use the Marks on its promotional materials, advertising and owner communications only as prescribed by RCI policies and procedures in the RCI Procedures Manual and other materials furnished to Association from time to time. Association agrees to comply with all requests of RCI with respect to the appearance and use of the Marks, including any requests to change the form or style of the Marks. Association shall at all times consistently use the Marks so as to ensure that RCI's rights are adequately preserved. Association agrees to promptly submit to RCI one copy of all printed or visual material bearing one or more of the Marks for prior written approval. RCI reserves the right to withdraw approval should it be determined, in RCI's sole discretion, that such materials misrepresent or do not accurately reflect RCI or the RCI Exchange Program. Association shall not do anything itself, or aid or assist any other party to do anything which would infringe, violate, damage, dilute, harm or contest the rights or RCI in and to the Marks. In addition, Association confirms that all use of the Marks by it or any of its approved sublicensees shall inure to RCI's benefit. Association shall at any time execute any documents reasonably required by RCI to confirm RCI's ownership of all rights in and to the Marks.


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                      ARTICLE 7 -- TERMINATION & REMEDIES

7.1 GENERAL RIGHTS OF TERMINATION. Either party may terminate participation in this Agreement:

        7.1.1 In the event of a breach of any of the terms, conditions, covenants, representations or warranties contained in this Agreement, following written notice to the other party stating the grounds for such termination, unless the breaching party cures the asserted breach to the reasonable satisfaction of the party giving such notice within thirty (30) days of the date of notice;

        7.1.2 Immediately by giving the other party written notice if the other party commits a breach of any of the provisions of this Agreement which breach is incapable of cure; or

        7.1.3 by giving the other party hereto at least 180 days written notice prior to the expiration of the initial term or any renewal term of its intent to terminate this Agreement at the end of such term.

7.2 RCI'S RIGHT OF TERMINATION. Without prejudice to any other rights of termination RCI may have under this Agreement, RCI may terminate its participation in this Agreement with respect to any or all of the Resorts listed in Recital B:

        7.2.1 immediately upon written notice to the Association in the event the Association: (a) becomes insolvent as defined in the Uniform Commercial Code or makes an assignment for the benefit of its creditors; (b) initiates a proceeding, whether voluntarily or involuntarily, under any chapter or part of the Federal Bankruptcy Code; (c) is a party to a proceeding for the reorganization or for the adjustment of any of its debts under any act or law, for the relief of debtors now or hereafter existing; (d) has a receiver or trustee appointed for it or for a substantial part of any of its assets; or (e) is a party to any proceeding seeking its dissolution or its full or partial liquidation;

        7.2.2 immediately upon written notice to the Association if any Reseller commits any act or omission which would constitute a breach of this agreement if committed by Association which, if capable of remedy, has not been remedied within thirty (30) days notice from RCI;

        7.2.3 immediately upon written notice to the Association if the Association transfers a controlling interest in the Resort without RCI's prior written consent;

        7.2.4 immediately upon written notice to the Association if the Association attempts to assign or sublicense all or any portion of its rights and duties under this Agreement without RCI's prior written approval;

        7.2.5 immediately upon written notice to the Association if the Association is in fundamental or material breach of a term of this Agreement or engages in fraudulent, deceptive or dishonest conduct in connection with this Agreement (whether or not capable of remedy);

        7.2.6 upon written notice to Association of not less than six (6) months in the event the Association enters into any agreement or arrangement other than with RCI that provides for internal or external exchange services to owners of Timeshare Interests in the Resort. In any event, Association agrees to provide RCI with ninety (90) days written notice prior to entering into such agreement or arrangement;

        7.2.7 immediately upon written notice to Association if any representation or warranty contained herein is not true at the time it is made or considered reaffirmed;

        7.2.8 immediately upon written notice Association if any representation or warranty contained herein ceases to be true during the term of this Agreement and any renewals thereto; and

        7.2.9   as provided for elsewhere in this Agreement.

7.3     ASSOCIATION'S ACKNOWLEDGEMENTS.

        7.3.1 RCI's exercise of its right to terminate pursuant to this Agreement shall in no way limit or impair its right to seek other legal or equitable remedies in connection with a breach by Association.

        7.3.2 Termination of this Agreement for whatever reason shall not in any way affect the right of RCI to receive fees that have accrued and remain unpaid.

7.4     OBLIGATIONS UPON TERMINATION.  Upon termination of this Agreement:

        7.4.1 RCI and Association shall honor all Confirmed Exchanges and exchange privileges of Exchange Guests that are confirmed or accrued prior to termination;

        7.4.2 RCI and Association shall honor all Confirmed Exchanges and exchange privileges of RCI Members who are owners of Timeshare Interests in the Resort that are confirmed or accrued prior to termination of this Agreement;

        7.4.3 RCI at its sole discretion, may allow RCI Members who are owners of Timeshare Interests in the Resort to participate in the RCI Exchange Program following termination of this Agreement provided that the Resort maintains high qualitative and managerial standards. Association agrees to honor all present and future Confirmed Exchanges or exchange privileges of Purchasers, owners of Timeshare Interests in the Resort and Exchange Guests;

        7.4.4 Association shall immediately discontinue promoting, selling, marketing or offering the RCI Exchange Program in any form to Purchasers, Prospective Purchasers or owners of Timeshare Interests in the Resort;

        7.4.5 Association shall immediately cease using and thereafter abstain from using all RCI videos and other materials bearing any of the RCI Marks, and return the same to RCI within fifteen (15) days after termination of this Agreement;

        7.4.6 Association shall immediately cease using and thereafter abstain from using the Marks and any name or mark similar thereto; and

        7.4.7 Association shall immediately ensure that the agreement with any RCI approved Reseller is correspondingly immediately terminated with respect to any activities related to RCI and/or use of the Marks, as detailed in Article 4 herein.

7.5 SUSPENSION. Upon breach by Association, RCI may, without prejudice to its right to terminate this Agreement, suspend operation of the RCI Exchange Program at the Resort or impose such conditions or limitations thereon as RCI deems necessary or appropriate from time to time.

7.6 EQUITABLE RELIEF. Association acknowledges that damages cannot adequately compensate RCI for a breach of any of the provisions of this Agreement, and, therefore, the parties agree that RCI shall be entitled to a remedy of specific performance of injunctive relief, as appropriate, in the event of a breach or threatened breach of any such provisions by Association, in addition to any other appropriate legal or equitable remedies.

7.7 WAIVER. Upon the termination of this Agreement, Association hereby expressly waives any claim for a refund of any applicable fees remitted during the term of this Agreement.

7.8 LIMITATIONS. Failure to cease using any one or more of the Marks by Association or its Resellers following termination of this Agreement shall entitle RCI to liquidated damages from the Association in the amount of One Thousand Dollars (US$1,000) per day, which Association agrees is reasonable. This liquidated damages remedy shall be in addition to any other remedies, legal or equitable available to RCI.

                              ARTICLE 8 -- GENERAL

8.1 TERM. This Agreement shall become effective on the date it is executed by RCI in Indianapolis, Indiana, U.S.A. and shall be for an initial term of five (5) years. Thereafter, this Agreement will automatically renew for additional five (5) year terms, until such time as notice of intent to terminate is given by either party pursuant to Section 7.1; provided, however, that Association is in compliance with this Agreement at the expiration of the initial term and subsequent renewal terms.

8.2 NOTICES. All notices and other communications made pursuant to this Agreement shall be in writing and shall be deemed to have been given if mailed by registered or certified mail, return receipt requested, or transmitted by facsimile with printed confirmation of receipt together with mailing of an original, to the appropriate party(ies) at the following address (or such other address as shall be specified by notice given pursuant to this Section 8.2):

(a)     if to Association:

        4310 Paradise Road
        Las Vegas, Nevada 89109

(b)     if to RCI:

        RESORT CONDOMINIUMS INTERNATIONAL, INC.
        One RCI Plaza
        3502 Woodview Trace
        P.O. Box 80229
        Indianapolis, Indiana 46280-0229
        U.S.A.
        Attention: Legal Services

8.3 LEGAL AND BINDING OBLIGATION. Association and the individual executing this Agreement on behalf of Association, respectively, represent and warrant to RCI that this Agreement has been duly and validly executed and delivered by Association and constitutes a legal, valid, binding and enforceable agreement of Association.

8.4 OBLIGATIONS BINDING ON REAL ESTATE. Association agrees that their obligations under this Agreement shall run with real estate comprising the Resort and shall be binding upon any transferee of (or successor to) an interest in the Resort which operates such interest for commercial purposes.

8.5 INDEMNIFICATION. Association agrees to indemnify and hold RCI harmless from and against any and all claims, demands, obligations, deficiencies, judgments, damages, suits, losses, penalties, expenses, costs (including reasonable attorneys' fees) and liabilities of any kind, type or nature whatsoever directly or indirectly resulting from, arising out of or in connection with:

        8.5.1 any inaccuracy in a representation or warranty or any breach of any of its obligations in this Agreement;

        8.5.2   a failure to observe policies and procedures established by RCI;

        8.5.3   the wrongful denial of access to a Unit to any Exchange Guest;

        8.5.4 any death or personal injury or damage to or loss of property sustained by Exchange Guests while at the Resort;

        8.5.5 any acts or omissions by any of its respective directors, officers, partners, employees, representatives, agents, brokers, salesmen, independent contractors, or associates which would constitute a breach of this Agreement if committed by Association;

        8.5.6 any acts or omissions of Reseller or Reseller's directors, officers, partners, employees, representatives, agents, salesmen or associates which would constitute a breach of this Agreement if committed by Association; and

        8.5.7 alleged or actual infringement of any trademark, copyright, trade secret, patent, publicity rights, privacy rights, moral rights or false advertising or unfair competition (but excluding any such actions on RCI Marks).


8.6 SEVERABILITY. If any provision of this Agreement is declared by any judicial or other competent authority to be void, voidable, illegal or otherwise unenforceable or indications of the same are received by either of the parties from any relevant competent authority, the parties shall amend the provision in such reasonable manner as achieves the intention of the parties without illegality or, at the discretion of RCI, such provision may be severed from this Agreement and the remaining provisions of this Agreement shall remain in full force and effect; provided, however, that if, in RCI's judgment, the effect of such declaration is to defeat the original intention of the parties, RCI shall be entitled to terminate this Agreement by thirty (30) days' notice to the Association.

8.7 GENERAL. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. The Recitals are hereby incorporated in this Agreement. All references in this Agreement to particular Recitals and Sections are references to Recitals and Sections of this Agreement. If there is any difference or conflict between the English text of this Agreement and any translation, the English text shall prevail. Failure of any party to insist on strict compliance with the provisions of this Agreement shall not constitute waiver of that party's right to demand later compliance with the same or other provisions of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement and Association's Application for Affiliation and all attachments thereto constitute the entire understanding and agreement between the parties concerning the subject matter of this Agreement. This Agreement may be modified only by a writing executed by the parties with the same formality with which this Agreement has been executed. All understandings between the parties are merged into this Agreement, and there are no representations, warranties, covenants, obligations, understandings or agreements, oral or otherwise, in relation thereto between the parties other than those incorporated herein.
This Agreement is for the exclusive benefit of Association and RCI; nothing herein shall be construed to create a third-party beneficiary of any Purchaser, RCI Member or other individual or entity. Association acknowledges that this Agreement has been executed, made and entered into in Indianapolis, Indiana, U.S.A., and consents to the personal jurisdiction of the courts of the State of Indiana. This Agreement shall in all respects be interpreted and construed in accordance with and governed by the laws of the State of Indiana, U.S.A., and any action at law or in equity under this Agreement shall be submitted exclusively to the jurisdiction of the courts of Marion County, Indiana, U.S.A., unless RCI determines it its sole discretion that, because of the injunctive or other equitable relief sought by it, the action should be brought in a jurisdiction in which Association or the Resort are located. This Agreement and all of its provisions shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

("Association")


By: /s/ FREDERICK H. CONTE
   ----------------------------------
   Frederick H. Conte, President


AGREED TO AND ACCEPTED THIS 12th DAY OF APRIL, 1997

RESORT CONDOMINIUMS INTERNATIONAL, INC.


By: /s/ JOHN B. REINHARDT
   ----------------------------------
   John B. Reinhardt, Vice President

                  ADDENDUM TO RCI OWNERS ASSOCIATION AGREEMENT

        This Addendum to the RCI Owners Association Agreement ("Addendum") is made and entered into on 12th day of April 1997, by and between ("Association") and RESORT CONDOMINIUMS INTERNATIONAL, INC. ("RCI")

        WHEREAS, RCI and Association desire to amend certain provisions contained in the RCI Owners Association Agreement ("Agreement") executed contemporaneously herewith.

        NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. The Agreement is hereby specifically incorporated as part hereof. In all respects other than as specifically herein modified, the terms and conditions of the Agreement shall continue in full force and effect.

2. To the extent any conflict of terms and conditions exist between this Addendum and the Agreement, then the terms and conditions of this Addendum shall supersede and control.

3. Capitalized terms as used herein, unless otherwise defined, have the same definition as used in the Agreement.

4. Preferred Equities Corporation ("PEC") will comply to Article 4.1.4 with the exception of PEC's internal resorts. PEC reserves the present and future right to use our own resorts, even though RCI affiliated, in any material to be used in a sales presentation or any other manner without obtaining the prior written consent of RCI.

        IN WITNESS WHEREOF, the parties have executed this Addendum to RCI Owners Association Agreement as of the day and year first above written.

                                                ("Association")


By:             [SIG]
   ----------------------------------------
   Frederick H. Conte, President


RESORT CONDOMINIUMS INTERNATIONAL, INC. ("RCI")


By:             [SIG]
   ----------------------------------------
   John B. Reinhardt, Senior Vice President

The following schedule relates to Exhibit 10.116 and sets forth the names of all Homeowners Associations that have the identical contract agreements as this exhibit (10.116) in all respects except for the name for the association. The other associations which have the same Resort Condominiums International, Inc. agreements are as follows:

        Aloha Bay Condominium Homeowner's Association
        Brigantine Inn Condominium Association, Inc.
        Brigantine Villas Condominium Association, Inc.
        The Grand Flamingo Fountains Owners Association
        The Grand Flamingo Plaza Owners Association
        The Grand Flamingo Suites Owners Association
        The Grand Flamingo Terraces Owners Association
        Grand Flamingo Terraces IV Owners Association
        The Grand Flamingo Towers Owners Association
        The Grand Flamingo Villas Owners Association
        The Grand Flamingo Winnick Owners Association
        Hilltop Resort Owners Association, Inc.
        Pine Grove Condominium Owners Association
        Reno Spa Resort Owners Association
        RVS - Orlando Condominium Association, Inc.
        Association of Owners of White Sands Waikiki Resort Club